UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2011

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2011, Inhibitex, Inc. (the "Company") entered into an Equity Underwriting Agreement (the "Underwriting Agreement") with Deutsche Bank Securities, Inc., as representative for the underwriters named therein, relating to an underwritten public offering of 11,463,415 shares of its common stock, $.001 par value per share, at a price to the public of $4.10 per share (the "Offering Price"). Under the terms of the Underwriting Agreement, the Company has also granted the underwriters a 30-day option to purchase up to an additional 1,719,512 shares of common stock to cover over-allotments, if any, at the Offering Price. The Company expects to receive approximately $44 million in net proceeds from the offering after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the underwriters of their over-allotment option, or $50.6 million if the underwriters exercise their over-allotment option in full. Deutsche Bank Securities Inc. is acting as Sole Book-Running Manager, Canaccord Genuity Inc. is acting as Lead Manager, JMP Securities LLC is acting as Co-Manager, and Trout Capital LLC is acting as a financial advisor. The shares are expected to be delivered to the underwriters on or about April 12, 2011, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-165786) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. A copy of the Underwriting Agreement executed in connection with the offering is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

The opinion of the Company’s counsel regarding the validity of the shares issued in this offering is filed herewith as Exhibit 5.1.

Item 8.01 Other Events.

On April 7, 2011, Inhibitex, Inc. issued a press release announcing pricing of the public offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No. Description of Exhibits
________________________________________
1.1 Equity Underwriting Agreement between the Company and Deutsche Bank Securities Inc., as representative of the underwriters named therein, dated as of April 7, 2011.
5.1 Opinion of Dechert LLP.
23.1 Consent of Dechert LLP (contained in its opinion filed as Exhibit 5.1).
99.1 Press Release dated April 7, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

April 7, 2011	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Cheif Executive Offficer

Top of the Form

Exhibit Index

Exhibit No.	Description

1.1	Equity Underwriting Agreement between the Company and Deutsche Bank Securities Inc., as representative of the underwriters named therein, dated as of April 7, 2011.
5.1	Opinion of Dechert LLP.
99.1	Press Release dated April 7, 2011.